SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 28, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

             CHL Mortgage Pass-Through Certificates, Series 2002-J1
                                     Issuer


                                 ---------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated January 28, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,556,185.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-61 of the Prospectus Supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82.0%.

            Sensitivity of the Principal Only Certificates to Prepayments
                            (Pre-tax Yields to Maturity)

                                    Percentage of the Prepayment Assumption
                                    ---------------------------------------
    Class                            0%      100%    275%     400%     500%
    -----                           ----     ----    ----     ----     ----

    Class PO..................      1.0%     1.9%    3.9%     5.4%     6.6%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------
                                                       Certificate                                     Pass
                                      Class               Rate                 Beginning              Through
 Class           Cusip              Description           Type                  Balance               Rate (%)
---------------------------------------------------------------------------------------------------------------
  A1            12669CQQ6            Senior            Fix-30/360            26,375,600.56            6.500000
  A2            12669CQR4            Senior            Var-30/360            22,091,127.78            2.310000
  A3            12669CQS2           Strip IO           Var-30/360            22,091,127.78            6.190000
  A4            12669CQT0            Senior            Fix-30/360           176,729,028.42            6.250000
  A5            12669CQU7            Senior            Fix-30/360            20,982,439.61            6.500000
  A6            12669CQV5            Senior            Fix-30/360            21,534,000.00            6.500000
  A7            12669CQW3            Senior            Fix-30/360            22,813,229.39            6.500000
  A8            12669CQX1            Senior            Fix-30/360            37,354,000.00            6.500000
  PO            12669CQY9           Strip PO           Fix-30/360             1,611,250.58            0.000000
   X            12669CQZ6           Strip IO           Fix-30/360           228,499,867.58            0.291362
  AR            12669CRA0            Senior            Fix-30/360                        -            6.500000
---------------------------------------------------------------------------------------------------------------
   M            12669CRB8            Junior            Fix-30/360             6,683,529.59            6.500000
  B1            12669CRC6            Junior            Fix-30/360             2,413,494.03            6.500000
  B2            12669CRD4            Junior            Fix-30/360             1,670,857.55            6.500000
  B3            12669CRE2            Junior            Fix-30/360               742,537.09            6.500000
  B4            12669CRF9            Junior            Fix-30/360               742,537.09            6.500000
  B5            12669CRG7            Junior            Fix-30/360               742,890.26            6.500000
---------------------------------------------------------------------------------------------------------------
Totals                                                                      342,486,521.95
---------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                       Current                         Cumulative
             Principal          Interest             Total            Realized        Ending            Realized
 Class      Distribution       Distribution       Distribution         Losses         Balance            Losses
-----------------------------------------------------------------------------------------------------------------
  A1        2,775,233.41         142,867.84       2,918,101.25           -           23,600,367.15            -
  A2        2,324,422.37          42,525.42       2,366,947.79           -           19,766,705.41            -
  A3                   -         113,953.40         113,953.40           -           19,766,705.41            -
  A4       18,595,379.61         920,463.69      19,515,843.30           -          158,133,648.81            -
  A5          123,571.66         113,654.88         237,226.54           -           20,858,867.95            -
  A6                   -         116,642.50         116,642.50           -           21,534,000.00            -
  A7                   -                  -                  -           -           22,936,801.05            -
  A8                   -         202,334.17         202,334.17           -           37,354,000.00            -
  PO           55,064.87                  -          55,064.87           -            1,556,185.71            -
   X                   -          55,480.09          55,480.09           -          209,744,878.80            -
  AR                   -                  -                  -           -                       -            -
----------------------------------------------------------------------------------------------------------------
   M            5,560.11          36,202.45          41,762.56           -            6,677,969.48            -
  B1            2,007.81          13,073.09          15,080.91           -            2,411,486.22            -
  B2            1,390.01           9,050.48          10,440.48           -            1,669,467.54            -
  B3              617.73           4,022.08           4,639.80           -              741,919.36            -
  B4              617.73           4,022.08           4,639.80           -              741,919.36            -
  B5              618.02           4,023.99           4,642.01           -              742,272.24            -
----------------------------------------------------------------------------------------------------------------
Totals     23,884,483.33       1,778,316.16      25,662,799.47           -          318,725,610.28            -
----------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

                          Principal Distribution Detail

---------------------------------------------------------------------------------------------------------
                              Original             Beginning             Scheduled
                            Certificate          Certificate             Principal            Accretion
Class           Cusip         Balance              Balance              Distribution          Principal
---------------------------------------------------------------------------------------------------------
  A1          12669CQQ6       30,000,000.00          26,375,600.56        2,775,233.41                 -
  A2          12669CQR4       25,126,777.00          22,091,127.78        2,324,422.37                 -
  A3          12669CQS2       25,126,777.00          22,091,127.78                   -                 -
  A4          12669CQT0      201,014,223.00         176,729,028.42       18,595,379.61                 -
  A5          12669CQU7       21,829,000.00          20,982,439.61          123,571.66                 -
  A6          12669CQV5       21,534,000.00          21,534,000.00                   -                 -
  A7          12669CQW3       21,966,669.00          22,813,229.39                   -        123,571.66
  A8          12669CQX1       37,354,000.00          37,354,000.00                   -                 -
  PO          12669CQY9        1,642,820.94           1,611,250.58           55,064.87                 -
   X          12669CQZ6      255,901,046.17         228,499,867.58                   -                 -
  AR          12669CRA0              100.00                      -                   -                 -
---------------------------------------------------------------------------------------------------------
   M          12669CRB8        6,723,700.00           6,683,529.59            5,560.11                 -
  B1          12669CRC6        2,428,000.00           2,413,494.03            2,007.81                 -
  B2          12669CRD4        1,680,900.00           1,670,857.55            1,390.01                 -
  B3          12669CRE2          747,000.00             742,537.09              617.73                 -
  B4          12669CRF9          747,000.00             742,537.09              617.73                 -
  B5          12669CRG7          747,355.28             742,890.26              618.02                 -
---------------------------------------------------------------------------------------------------------
Totals                       373,541,545.22         342,486,521.95       23,884,483.33        123,571.66
---------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
           Unscheduled          Net               Current              Ending                  Ending
            Principal        Principal           Realized            Certificate             Certificate
Class      Adjustments      Distribution          Losses               Balance                 Factor
-----------------------------------------------------------------------------------------------------------
  A1           -          2,775,233.41              -               23,600,367.15           0.78667890484
  A2           -          2,324,422.37              -               19,766,705.41           0.78667890484
  A3           -                     -              -               19,766,705.41           0.78667890484
  A4           -         18,595,379.61              -              158,133,648.81           0.78667890484
  A5           -            123,571.66              -               20,858,867.95           0.95555765042
  A6           -                     -              -               21,534,000.00           1.00000000000
  A7           -                     -              -               22,936,801.05           1.04416382152
  A8           -                     -              -               37,354,000.00           1.00000000000
  PO           -             55,064.87              -                1,556,185.71           0.94726434811
   X           -                     -              -              209,744,878.80           0.81963275234
  AR           -                     -              -                           -           0.00000000000
----------------------------------------------------------------------------------------------------------
   M           -              5,560.11              -                6,677,969.48           0.99319860814
  B1           -              2,007.81              -                2,411,486.22           0.99319860742
  B2           -              1,390.01              -                1,669,467.54           0.99319860742
  B3           -                617.73              -                  741,919.36           0.99319860742
  B4           -                617.73              -                  741,919.36           0.99319860742
  B5           -                618.02              -                  742,272.24           0.99319863061
----------------------------------------------------------------------------------------------------------
Totals         -         23,884,483.33              -              318,725,610.28
----------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

                          Interest Distribution Detail

--------------------------------------------------------------------------------------------
                    Beginning                Pass             Accrued             Cumulative
                   Certificate             Through            Optimal              Unpaid
  Class              Balance               Rate (%)          Interest              Interest
--------------------------------------------------------------------------------------------
  A1               26,375,600.56           6.500000          142,867.84               -
  A2               22,091,127.78           2.310000           42,525.42               -
  A3               22,091,127.78           6.190000          113,953.40               -
  A4              176,729,028.42           6.250000          920,463.69               -
  A5               20,982,439.61           6.500000          113,654.88               -
  A6               21,534,000.00           6.500000          116,642.50               -
  A7               22,813,229.39           6.500000                   -               -
  A8               37,354,000.00           6.500000          202,334.17               -
  PO                1,611,250.58           0.000000                   -               -
  X               228,499,867.58           0.291362           55,480.09               -
  AR                           -           6.500000                   -               -
--------------------------------------------------------------------------------------------
  M                 6,683,529.59           6.500000           36,202.45               -
  B1                2,413,494.03           6.500000           13,073.09               -
  B2                1,670,857.55           6.500000            9,050.48               -
  B3                  742,537.09           6.500000            4,022.08               -
  B4                  742,537.09           6.500000            4,022.08               -
  B5                  742,890.26           6.500000            4,023.99               -
--------------------------------------------------------------------------------------------
Totals            342,486,521.95                           1,778,316.16               -
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                  Total                Net         Unscheduled
               Deferred          Interest           Prepayment       Interest       Interest
 Class         Interest            Due            Int Shortfall     Adjustment        Paid
---------------------------------------------------------------------------------------------
  A1                 -         142,867.84               -              -          142,867.84
  A2                 -          42,525.42               -              -           42,525.42
  A3                 -         113,953.40               -              -          113,953.40
  A4                 -         920,463.69               -              -          920,463.69
  A5                 -         113,654.88               -              -          113,654.88
  A6                 -         116,642.50               -              -          116,642.50
  A7        123,571.66         123,571.66               -              -                   -
  A8                 -         202,334.17               -              -          202,334.17
  PO                 -                  -               -              -                   -
  X                  -          55,480.09               -              -           55,480.09
  AR                 -                  -               -              -                   -
---------------------------------------------------------------------------------------------
  M                  -          36,202.45               -              -           36,202.45
  B1                 -          13,073.09               -              -           13,073.09
  B2                 -           9,050.48               -              -            9,050.48
  B3                 -           4,022.08               -              -            4,022.08
  B4                 -           4,022.08               -              -            4,022.08
  B5                 -           4,023.99               -              -            4,023.99
---------------------------------------------------------------------------------------------
Totals      123,571.66       1,901,887.82               -              -        1,778,316.16
---------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

                           Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning Cert.                                       Ending Cert.         Pass
                            Certificate           Notional           Principal       Interest           Notional         Through
Class        Cusip            Balance             Balance          Distribution    Distribution         Balance            Rate(%)
----------------------------------------------------------------------------------------------------------------------------------
  A1         12669CQQ6     30,000,000.00       879.186685316       92.507780472     4.762261212      786.678904844      6.500000
  A2         12669CQR4     25,126,777.00       879.186685316       92.507780472     1.692434369      786.678904844      2.310000
  A3         12669CQS2     25,126,777.00       879.186685316        0.000000000     4.535137985      786.678904844      6.190000
  A4         12669CQT0    201,014,223.00       879.186685316       92.507780472     4.579097319      786.678904844      6.250000
  A5         12669CQU7     21,829,000.00       961.218544604        5.660894186     5.206600450      955.557650418      6.500000
  A6         12669CQV5     21,534,000.00     1,000.000000000        0.000000000     5.416666667    1,000.000000000      6.500000
  A7         12669CQW3     21,966,669.00     1,038.538405156        0.000000000     0.000000000    1,044.163821517      6.500000
  A8         12669CQX1     37,354,000.00     1,000.000000000        0.000000000     5.416666667    1,000.000000000      6.500000
  PO         12669CQY9      1,642,820.94       980.782834959       33.518486853     0.000000000      947.264348106      0.000000
   X         12669CQZ6    255,901,046.17       892.922756667        0.000000000     0.216802907      819.632752344      0.291362
  AR         12669CRA0            100.00         0.000000000        0.000000000     0.000000000        0.000000000      6.500000
---------------------------------------------------------------------------------------------------------------------------------
   M         12669CRB8      6,723,700.00       994.025549920        0.826941784     5.384305062      993.198608136      6.500000
  B1         12669CRC6      2,428,000.00       994.025549208        0.826941784     5.384305058      993.198607425      6.500000
  B2         12669CRD4      1,680,900.00       994.025549208        0.826941784     5.384305058      993.198607425      6.500000
  B3         12669CRE2        747,000.00       994.025549208        0.826941784     5.384305058      993.198607425      6.500000
  B4         12669CRF9        747,000.00       994.025549208        0.826941784     5.384305058      993.198607425      6.500000
  B5         12669CRG7        747,355.28       994.025572416        0.826941803     5.384305184      993.198630613      6.500000
---------------------------------------------------------------------------------------------------------------------------------
Totals                    373,541,545.22       916.863268176       63.940634277     4.760691770      853.253444921
---------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

Pool Level Data

Distribution Date                                                                                                         9/25/2002
Cut-off Date                                                                                                               1/1/2002
Determination Date                                                                                                         9/1/2002
Accrual Period 30/360                               Begin                                                                  8/1/2002
                                                    End                                                                    9/1/2002
Number of Days in 30/360 Accrual Period                                                                                          30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 373,541,545.22

Beginning Aggregate Pool Stated Principal Balance                                                                    342,486,521.87
Ending Aggregate Pool Stated Principal Balance                                                                       318,725,610.20

Beginning Aggregate Certificate Stated Principal Balance                                                             342,486,521.94
Ending Aggregate Certificate Stated Principal Balance                                                                318,725,610.27

Beginning Aggregate Loan Count                                                                                                  831
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  54
Ending Aggregate Loan Count                                                                                                     777

Beginning Weighted Average Loan Rate (WAC)                                                                                6.922811%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.915742%

Beginning Net Weighted Average Loan Rate                                                                                  6.663811%
Ending Net Weighted Average Loan Rate                                                                                     6.656742%

Weighted Average Maturity (WAM) (Months)                                                                                        350

Servicer Advances                                                                                                         23,505.96

Aggregate Pool Prepayment                                                                                             23,475,834.02
Pool Prepayment Rate                                                                                                    57.3792 CPR



--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                    96.1875070762%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.8124929238%
Subordinate Prepayment Percentage                                                                                     0.0000000000%

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1


Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    25,723,962.36
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
                                                                                                                      -------------
Total Deposits                                                                                                        25,723,962.36

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           61,162.82
Payment of Sub Servicer Fees                                                                                                      -
Payment of Other Fees                                                                                                             -
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                            -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     25,662,799.53
                                                                                                                      -------------
Total Withdrawals                                                                                                     25,723,962.36

Ending Balance                                                                                                                    -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 10,188.54
Compensation for Gross PPIS from Servicing Fees                                                                           10,188.54
Other Gross PPIS Compensation                                                                                                     -
                                                                                                                      -------------
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                                61,162.82
Sub Servicing Fees Paid                                                                                                           -
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                             -
Other Fees Paid                                                                                                                   -
                                                                                                                      -------------
Total Fees                                                                                                                61,162.82

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                       30-59 Days    60-89 Days            90+ Days                Totals
-----------                                                       ----------    ----------            --------                ------
Scheduled Principal Balance                                     3,522,179.45             -                   -          3,522,179.45
Percentage of Total Pool Balance                                   1.105082%     0.000000%           0.000000%             1.105082%
Number of Loans                                                            7             0                   0                     7
Percentage of Total Loans                                          0.900901%     0.000000%           0.000000%             0.900901%

Foreclosure
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                            -
Additional Gains (Recoveries)/Losses                                                                                               -
Total Realized Losses                                                                                                              -


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                   100,000.00            100,000.00
Bankruptcy Percentage                                                                              0.026771%             0.031375%
Credit/Fraud Loss                                                                               7,470,831.00          7,470,831.00
Credit/Fraud Loss Percentage                                                                       2.000000%             2.343969%

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J1

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Special Hazard Loss                                                                             3,735,415.00          3,424,865.22
Special Hazard Loss Percentage                                                                     1.000000%             1.074550%

Credit Support                                                                                      Original               Current
--------------                                                                                      --------               -------
Class A                                                                                       360,467,589.94        305,740,576.07
Class A Percentage                                                                                96.500000%            95.925952%

Class M                                                                                         6,723,700.00          6,677,969.48
Class M Percentage                                                                                 1.799987%             2.095210%

Class B1                                                                                        2,428,000.00          2,411,486.22
Class B1 Percentage                                                                                0.649995%             0.756603%

Class B2                                                                                        1,680,900.00          1,669,467.54
Class B2 Percentage                                                                                0.449990%             0.523795%

Class B3                                                                                          747,000.00            741,919.36
Class B3 Percentage                                                                                0.199978%             0.232777%

Class B4                                                                                          747,000.00            741,919.36
Class B4 Percentage                                                                                0.199978%             0.232777%

Class B5                                                                                          747,355.28            742,272.24
Class B5 Percentage                                                                                0.200073%             0.232888%